Exhibit 99.2

Monster Worldwide Provides Update on Stock Option Grant Practices
and Schedules Conference Call and Webcast
To Discuss Second Quarter 2006 Financial Results

New York, July 11, 2006 — Monster Worldwide, Inc., (NASDAQ: MNST) today announced an update on the independent review of past stock option grant practices and that the Company will release second quarter and six-month financial results for the period ending June 30, 2006, on Wednesday, July 26, 2006 before the market opens.

As disclosed earlier, a committee of independent directors has, with the assistance of outside legal counsel, been conducting an internal review and analysis of all stock option grants previously issued by the Company. Although the review is in its early stages, the Company believes that it may need to restate its financial statements for the year ended December 31, 2005 and prior years to record additional non-cash charges for stock based compensation expense relating to various stock option grants.

The Company has not yet determined which historical financial statements would be restated, the magnitude of the restatement, or the tax impact that may result from the matter. However the Company expects that a potential restatement would not have a material impact on 2006 earnings.

On July 26, 2006, management will conduct a live conference call, hosted by Andrew J. McKelvey, Chairman and Chief Executive Officer, and Lanny Baker, Chief Financial Officer, to review the Company’s quarterly results, market trends and outlook. The call also will be broadcast simultaneously over the Internet. Due to the ongoing independent review and the potential impact of stock-based compensation expense and tax related matters to prior periods, the Company will not be able to provide comparative financial results for the three- and six-month periods ended June 30, 2005. Similarly, the Company may not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on a timely basis pending the completion of the independent review.

The conference call is scheduled for 10:00 a.m. EDT on Wednesday, July 26, 2006. Individuals wishing to participate can join the conference call by dialing (888) 551-5973 at 9:50 a.m. and referencing conference ID#: 2261700. Those outside the United States should dial in on (706) 643-3467. Monster Worldwide’s quarterly conference call can also be accessed online through the investor information section of the company’s website at www.monsterworldwide.com.

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers property. The company also owns TMP Worldwide, one of the world’s largest Recruitment Advertising agency networks. Headquartered in New York with approximately 4,300 employees in 25 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and NASDAQ-100. More information about Monster Worldwide is available at www.monsterworldwide.com.

Monster® is the leading global online careers property. A division of Monster Worldwide, Monster works for everyone by connecting quality job seekers at all levels with leading employers across all industries. Founded in 1994 and headquartered in Maynard, Mass., Monster has 26 local language and content sites in 24 countries worldwide. More information is available at www.monster.com or by calling 1-800-MONSTER. To learn more about Monster’s industry-leading employer products and services, please visit http://info.monster.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

Contact:

Robert Jones
Monster Worldwide
(212) 351-7032
robert.jones@monsterworldwide.com

Kathryn Burns
Monster Worldwide
(212) 351-7063
kathryn.burns@monsterworldwide.com

Christian Harper
Weber Shandwick
(212) 445-8135
charper@webershandwick.com